United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2021

Sino-Global Shipping America, Ltd.

(Exact name of Registrant as specified in charter)

Virginia	001- 34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By action taken as of August 13, 2021, the Board of Directors (the “Board”) of Sino-Global Shipping America, Ltd. (the “Company”) and the Compensation Committee of the Board (the “Committee”) approved a one-time award of a total of 1,020,000 of the common stock from the shares reserved under the Company’s 2014 Stock Incentive Plan (the “Plan”) to the officers, including Chief Executive Officer, Lei Cao, Acting Chief Financial Officer, Tuo Pan, and the following members of the Board for their valuable contributions to the Company in fiscal 2021: Zhikang Huang, Jing Wang, Xiaohuan Huang and Tieliang Liu, effective August 13, 2021.

The Committee recommended and the Board determined to make the following stock grants under the Plan (i) Chief Executive Officer, Lei Cao, is entitled to a one-time stock award grant of 600,000 shares, (ii) acting Chief Financial Officer, Tuo Pan, is entitled to a one-time stock award grant of 200,000 shares, (iii) Board member, Zhikang Huang, is entitled to a one-time stock award grant of 160,000 shares, (iv) Board member, Jing Wang, is entitled to a one-time stock award grant of 20,000 shares, (v) Board member, Xiaohuan Huang, is entitled to a one-time stock award grant of 20,000 shares, and (vi) Board member, Tieliang Liu, is entitled to a one-time stock award grant of 20,000 shares.

The grants described above were made on the terms of the Company’s Form of Plan Stock Award Agreement, as amended and previously filed as Exhibit 10.1 to the quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 12, 2016.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino-Global Shipping America, Ltd.

Date: August 19, 2021	By:	/s/ Lei Cao
	Name:	Lei Cao
	Title:	Chief Executive Officer

3